                                    EXHIBIT 10.25


                                  ADAC LABORATORIES

                           1999 SUPPLEMENTAL INCENTIVE PLAN

     1. PURPOSES OF THE PLAN. The purpose of the ADAC Laboratories 1999 Supplemental Incentive Plan is to enable ADAC Laboratories to provide an incentive to eligible Service Providers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its service the best available talent for the successful conduct of its business and align the interests of such persons with the interests of the Company's shareholders. It is intended that these purposes will be effected through the granting of Nonstatutory Stock Options and Stock Purchase Rights.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or such of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of the Plan under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g)  "COMPANY" means ADAC Laboratories, a California corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i)  "DIRECTOR" means a member of the Board.

          (j)  "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (k) "EMPLOYEE" means any person, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or
(ii) transfers between locations of the

Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "NONSTATUTORY STOCK OPTION" means an Option that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right. The Notice of Grant is part of the Option Agreement or Stock Purchase Agreement.

          (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (q)  "OPTION" means a stock option granted pursuant to the Plan.

          (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option. The Option Agreement is subject to the terms and conditions of the Plan.

          (s) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

          (t) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right.

          (u) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v)  "PLAN" means this 1999 Supplemental Incentive Plan.

          (w) "RESTRICTED STOCK" means shares of Common Stock subject to a Restricted Stock Purchase Agreement acquired pursuant to a Stock Purchase Right under Section 8 below.

          (x) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (y) "RULE 16B-3" means Rule 16b-3 of the Exchange Act, or any successor rule thereto.

          (z)  "SERVICE PROVIDER" means an Employee, Director or Consultant.

          (aa) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (bb) "STOCK PURCHASE RIGHT" means a right to purchase Common Stock pursuant to Section 8 of the Plan.

          (cc) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10, the maximum aggregate number of Shares that may be issued under the Plan is
500,000 Shares.   The Shares may be authorized, but unissued, or reacquired
Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

              (ii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

             (iii) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)  to determine Fair Market Value;

              (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

             (iii) to determine the number of shares of Common Stock to be covered by each Option or Stock Purchase Right;

              (iv)  to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of Options and Stock Purchase Rights. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi)  to construe and interpret the terms of the Plan;

             (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

            (viii) to modify or amend each Option or Stock Purchase Right (subject to Section 13 of the Plan);

              (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

              (xi) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

             (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     6. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board under the terms of the Plan.

     7. OPTIONS. The Administrator, in its discretion, may grant Options to eligible participants. Each Option shall be evidenced by a Notice of Grant which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate, provided that Option Agreements shall contain the following terms and conditions:

          (a) OPTION EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) FORM OF PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:

               (i)  cash;

              (ii)  check;

             (iii)  promissory note;

              (iv) other Shares which (1) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (2) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (vi) a reduction in the amount of any Company liability to the Optionee;

             (vii) any combination of the foregoing methods of payment; or

            (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)  METHOD OF EXERCISE.

               (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. An Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator and permitted by the Option Agreement, consist of any consideration and method of payment allowable under Section 7(c). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for issuance under the Option, by the number of Shares as to which the Option is exercised.

               (ii) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. In the event that an Optionee ceases to be a Service Provider (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option within such period of time as is determined by the Administrator at the time of grant, but only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a determination by the Administrator, the Option shall remain exercisable for three (3) months following the Optionee's termination. To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

              (iii) DISABILITY OF OPTIONEE. In the event an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is determined by the Administrator at the time of grant (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) as to all of the Shares subject thereto, including Shares as to which the Option is not otherwise exercisable at the date of Optionee's termination. In the absence of a determination by the Administrator, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. To the extent that the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

               (iv) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or the person(s) who acquired the right to exercise the Optionee's Option by bequest or inheritance may exercise the Option within such period of time as is determined by the Administrator at the time of grant (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) as to all of the Shares subject thereto, including Shares as to which the Option is not otherwise exercisable at the date of Optionee's termination. In the absence of a determination by the Administrator, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option within the time specified herein, the Option shall terminate.

     8.   STOCK PURCHASE RIGHTS.

          (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.

     9. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, Options, Stock Purchase Rights and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may contain such additional terms and conditions as the Administrator deems appropriate.

     10. LIMITATIONS. Neither the Plan nor any Option, Stock Purchase Right or Restricted Stock shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

          (c) MERGER OR ASSET SALE. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent Option or Stock Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right, or to substitute an equivalent option or stock purchase right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Stock Purchase Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); PROVIDED, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, any Options, Stock Purchase Rights and Restricted Stock outstanding on the date such Change in Control is determined to have occurred that are not yet fully exercisable and vested on such date shall become fully exercisable and vested.

          (e)  DEFINITION OF "CHANGE IN CONTROL".  For purposes of this
Section 10, a "Change in Control" means the happening of any of the following:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

              (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

             (iii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.
"Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     12. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee under any previously granted Option or Stock Purchase Right, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options or Stock Purchase Rights granted under the Plan prior to the date of such termination.

     14.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     15. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.